                                                                    Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Share Incentive Plan of IONA Technologies PLC of our report dated April 18, 2006, with respect to the consolidated financial statements of IONA Technologies PLC included in its Annual Report (Form 20-F) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.


/s/ Ernst & Young
-----------------------
Ernst & Young
Dublin, Ireland


September 13, 2006